A special meeting of each fund's shareholders was held on November 15, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	18,830,405,833.72	96.597
Withheld	663,346,737.87	3.403
TOTAL	19,493,752,571.59	100.000
Albert R. Gamper, Jr.
Affirmative	18,831,910,040.83	96.605
Withheld	661,842,530.76	3.395
TOTAL	19,493,752,571.59	100.000
Robert M. Gates
Affirmative	18,773,843,345.17	96.307
Withheld	719,909,226.42	3.693
TOTAL	19,493,752,571.59	100.000
George H. Heilmeier
Affirmative	18,812,771,918.57	96.507
Withheld	680,980,653.02	3.493
TOTAL	19,493,752,571.59	100.000
Edward C. Johnson 3d
Affirmative	18,782,518,015.61	96.351
Withheld	711,234,555.98	3.649
TOTAL	19,493,752,571.59	100.000
Stephen P. Jonas
Affirmative	18,830,271,862.75	96.596
Withheld	663,480,708.84	3.404
TOTAL	19,493,752,571.59	100.000
James H. KeyesB
Affirmative	18,826,889,110.63	96.579
Withheld	666,863,460.96	3.421
TOTAL	19,493,752,571.59	100.000
Marie L. Knowles
Affirmative	18,823,799,568.68	96.563
Withheld	669,953,002.91	3.437
TOTAL	19,493,752,571.59	100.000
Ned C. Lautenbach
Affirmative	18,825,887,364.77	96.574
Withheld	667,865,206.82	3.426
TOTAL	19,493,752,571.59	100.000
William O. McCoy
Affirmative	18,808,878,406.86	96.487
Withheld	684,874,164.73	3.513
TOTAL	19,493,752,571.59	100.000
Robert L. Reynolds
Affirmative	18,833,005,141.90	96.610
Withheld	660,747,429.69	3.390
TOTAL	19,493,752,571.59	100.000
Cornelia M. Small
Affirmative	18,830,550,887.27	96.598
Withheld	663,201,684.32	3.402
TOTAL	19,493,752,571.59	100.000
William S. Stavropoulos
Affirmative	18,814,171,579.92	96.514
Withheld	679,580,991,67	3.486
TOTAL	19,493,752,571.59	100.000
Kenneth L. Wolfe
Affirmative	18,821,873,222.11	96.553
Withheld	671,879,349.48	3.447
TOTAL	19,493,752,571.59	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.